UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 10, 2007

InfoLogix, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 10, 2007, InfoLogix, Inc. (the “Company”), through its wholly-owned subsidiary InfoLogix Systems Corporation, acquired certain assets of AMTSystems, Inc. (the “Seller”) pursuant to an asset purchase agreement dated as of May 10, 2007.  The acquired assets include the rights to existing relationships with customers, vendors and partners, and the intellectual property rights behind the Seller’s clinical and financial mobility solutions for healthcare.  The purchase price paid by the Company consisted of $100,000 in cash and 138,160 shares of the Company’s common stock at closing, and $500,000 in cash, plus interest, payable in 72 equal monthly installments of $8,766.22.  The shares of common stock are unregistered and are subject to a two-year lock-up.

In connection with the asset purchase agreement, InfoLogix Systems Corporation entered into a two-year employment agreement with Todd D. Stewart (the “Employee”).  Under the employment agreement, the Employee will be appointed to the position of Director, Healthcare Technology Sales, is entitled to receive an annual base salary of $125,000 plus related sales incentive commissions, and will be granted options to purchase 30,000 shares of the Company’s common stock, pursuant to the Company’s 2006 Equity Compensation Plan.  The employment agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.

Also in connection with the asset purchase agreement, InfoLogix Systems Corporation entered into a sublease agreement with the Seller for the use of a portion of the Seller’s facility in Cheshire, Connecticut. Under the sublease agreement, InfoLogix Systems Corporation will share approximately 8,000 square feet of office and warehouse space with the Seller at a monthly rental cost of $2,500 per month.

The asset purchase agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  On May 10, 2007 the Company issued a press release announcing the transaction, a copy of which is attached to this report as Exhibit 99.1.

Item 3.02               Unregistered Sales of Equity Securities

On May 10, 2007, we issued 138,160 shares of common stock to AMTSystems, Inc. in connection with our acquisition of certain assets of AMTSystems, Inc.  As previously announced, on April 9, 2007, we issued an aggregate of 400,000 shares of common stock to the two shareholders of DDMS Holdings, LLC in connection with our acquisition of DDMS Holdings.  The issuances of the shares in these transactions were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

10.1                         Asset Purchase Agreement dated as of May 10, 2007 by and among InfoLogix, Inc., InfoLogix Systems Corporation, AMTSystems, Inc., David J. Stewart, and Sandra A. Stewart.

99.1                         Press release dated May 10, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: May 14, 2007	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

EXHIBIT INDEX

10.1                         Asset Purchase Agreement dated as of May 10, 2007 by and among InfoLogix, Inc., InfoLogix Systems Corporation, AMTSystems, Inc., David J. Stewart, and Sandra A. Stewart.

99.1                         Press release dated May 10, 2007.